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                                                                    EXHIBIT 99.5


                                                                    NEWS RELEASE
MARINE DRILLING COMPANIES, INC.
- - -------------------------------
14141 Southwest Freeway, Suite 2500
Sugar Land, Texas  77478-3435


                                                    DATE:    December 2, 1994
[LOGO]                                           CONTACT:    William O. Keyes or
                                                             William H. Flores
                                                   PHONE:    (713) 491-2002


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                           MARINE DRILLING ANNOUNCES
                      CLOSING OF NORDIC EXPLORER PURCHASE


        SUGAR LAND, TEXAS (December 2, 1994) -- Marine Drilling Companies, Inc. (NSM-MDCO) today reported that on December 1, it acquired the Nordic Explorer (which has been renamed the MARINE 201) from Transocean AS for approximately $7 million. The rig, which is currently in Singapore, is a 200' water depth rated mat cantilever jack-up rig built in 1981. The MARINE 201 is equipped with a top drive and it is also configured for international operations. The Company initially intends to market the rig in Southeast Asia.

        Marine Drilling owns and operates thirteen jack-up drilling rigs located in the U.S. Gulf of Mexico, offshore Mexico in the Bay of Campeche and in Southeast Asia. The Company's common stock is listed on the NASDAQ Stock Market under the symbol MDCO.


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